                                                                  EXHIBIT 10.16


                                                       November 26, 1996

First New England Dental Centers, Inc.
Osorio and Watkin, D.M.D., P.C.
Edward S. Kollar, D.D.S. P.C.
85 Devonshire Street
Boston, MA  02109

Gentlemen:

     We are pleased to submit the following commitment letter (the "Commitment Letter") setting forth the terms and conditions under which Fleet National Bank would extend to First New England Dental Centers, Inc. ("First NE"), Osorio and Watkin, D.M.D. P.C. ("Osorio"), and Edward S. Kollar, D.D.S., P.C. ("Kollar") a revolving line of credit facility.

1.   Co-Borrower
     -----------

     First New England Dental Centers, Inc., a Delaware corporation and Osorio and Watkin, D.M.D., P.C., a Massachusetts corporation, Edward S. Kollar, D.D.S., P.C., a Vermont corporation (collectively hereinafter referred to as the "Borrower") .


2.   Lender
     ------

     Fleet National Bank.


3.   Purpose of Credit Facility
     --------------------------

     Advances made under the line of credit facility shall be used for Borrower's working capital support and acquisitions.


4.   Revolving Line of Credit Facility
     ---------------------------------

     Lender will make advances under the line of credit facility from time to time. Principal amounts repaid shall be available to be redrawn pursuant to the terms and conditions set forth herein and in the loan documents entered into in connection herewith. The aggregate principal amount outstanding at any one time under the line of credit facility shall not exceed the lesser of (i) $20,000,000; (ii) fifty (50%) percent of the amount raised by First NE pursuant to an initial placement offering (the "IPO"); and (iii) the Borrowing Base. The Borrowing Base shall mean the greater of $5,000,000 or

First New England Dental Centers, Inc.
November 26, 1996
Page 2

     First NE's annualized EBITDA (earnings before interest, taxes, depreciation and amortization) level multiplied times four (4). Annualized EBITDA shall mean First NE's EBITDA over the trailing quarter times four (4). The trailing quarterly EBITDA will be based on the Borrower's 10-Q for the last completed fiscal quarter.

5.   Payment.
     -------

     Borrower shall make monthly payments of interest only in arrears on the first day of each month and the entire unpaid principal amount with interest then accrued shall be due and payable in three (3) years from the date of closing.

6.   Interest; Default Rate
     ----------------------

     Amounts outstanding under the line of credit facility shall bear interest at a variable rate per annum (computed on the basis of a 360-day year and actual days elapsed) equal to Lender's publicly announced prime rate (the "Prime Rate"), as in effect from time to time, plus one (1.0) percentage point. After and during the continuance of any default under the Loan Documents, amounts outstanding under the line of credit facility shall at the option of Lender bear interest at a rate computed by taking the interest rate that would otherwise be in effect and increasing it by four (4%) percentage points per annum.

7.   Term.
     ----

     The term of the line of credit facility shall expire three (3) years from the Closing Date.

8.   Prepayment
     ----------

     Amounts outstanding under the line of credit facility may be prepaid in whole or in part at any time, without a prepayment penalty or premium.

9.   Depository Accounts
     -------------------

     Borrower shall maintain its primary operating account(s) with Lender during such term.

First New England Dental Centers, Inc.
November 26, 1996
Page 3

10.  Unused Line Fee
     ---------------

     Borrower shall pay Lender an unused line fee equal to three-eights of one percent (.375%) per annum of the average unused portion of the line of credit facility. The unused line fee shall be due and payable quarterly in arrears on the first day of each calendar quarter.

11.  Commitment Fee
     --------------

     Borrower shall pay to Lender a commitment fee of $200,000.00, payable one-half upon Borrower's acceptance of this commitment and one-half upon the closing if and when the closing occurs. The first one-half of the Commitment Fee shall be deemed earned regardless of whether the closing of the transaction contemplated by this Commitment Letter actually occurs.

12.  Partial Use of IPO Proceeds.
     ---------------------------

     The proceeds of the IPO shall be utilized in part to pay off existing indebtedness to Lender.

13.  Security
     --------

     The indebtedness of Borrower to Lender under the line of credit facility shall be secured by the following (the "Collateral"): (i) a perfected, blanket first lien on and security interest in all now-owned and hereafter-acquired tangible and intangible property of Borrower, including, without limitation, all accounts, inventory, machinery and equipment and other goods, fixtures, trademarks, servicemarks, patents, general intangibles, documents, instruments, and chattel paper, and all proceeds and products thereof (except for existing security interests in equipment and fixtures in which event a junior lien shall be granted to Lender); and
     (ii) unless prohibited by applicable statutory law, a first priority pledge of all stock, partnership or other equity interests in Osorio, Kollar and all stock, partnership or other equity interests held by Borrower in any subsidiaries or joint ventures, whether foreign or domestic and all professional corporations or other dental entities with which First NE has entered into management agreements.

First New England Dental Centers, Inc.
November 26, 1996
Page 4

14.  Covenants
     ---------

     The Loan Documents shall contain covenants with respect to the following matters (where not defined terms shall be defined pursuant to GAAP:

     a. Borrower shall not permit the ratio of its of Total Funded Indebtedness to Annualized EBITDA to exceed 4.5 to 1.0 to be tested on a quarterly basis. Total Funded Indebtedness shall mean the aggregate of debt owed to Lender and amounts owed under Seller Notes as hereinafter defined.

     b. Borrower shall not permit the ratio of Total Funded Indebtedness to Net Worth to exceed 1.0 to 1.0 to be tested on a quarterly basis.

     c. Borrower shall maintain a minimum Current Ratio of 1.5 to 1.0, to be tested on a quarterly basis. "Current Ratio" is defined as total current assets divided by total current liabilities.

     d. Borrower shall not declare or pay any cash dividends in respect of any of its capital stock or redeem said capital stock so long as the line of credit facility shall be outstanding.

     e. Any acquisition or merger whose purchase price totals in excess of twenty-five (25%) percent of the Borrower's net worth must be consented to by Lender.

     f. Loans or advances to affiliates or shareholders other than those between the co-borrowers will be restricted. The Lender will allow individual advances to employees to cover relocation expenses up to $[to be negotiated] for a single instance and up to $[to be negotiated] in the aggregate.

     g. The Borrower may not pledge or encumber any of its assets to any entity other than the Lender, excepting that purchase money security interests and capital leases will be permitted up to a negotiated amount.

First New England Dental Centers, Inc.
November 26, 1996
Page 5


     h. The Borrower may not sell fixed assets except for those assets sold in the ordinary course of business in an amount not to exceed $500,000 on an aggregate annual basis without the consent of the Lender.

     i. The Borrower may not make any material change to its current management team without the consent of the Lender. A material management change is defined as the absence, departure or removal of the chief executive officer and chief financial officer within any six
          (6) month period.

     j. The First NE may merge with another company provided that First NE is the surviving entity and provided the merger will not result in an event of default.

     k. The Borrower may not incur any further indebtedness without the consent of the Lender, excepting that seller notes to the former owners of acquired dental practices ("Seller Notes") will be permitted provided there has not been an event of default and provided the incurrence of such debt will not result in an event of default.

     l. The Borrower shall cause future subsidiaries and/or professional corporations or other dental entities with which First NE has entered into management agreements to become a co-borrower under the line of credit facility and to execute such documents as the Lender shall require to convey a security interest in all of its other assets to the Lender. These documents will contain terms and conditions substantially equivalent to those in the original documents.

15.  Reporting Requirements
     ----------------------

     a. Not later than ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender fiscal year-end audited financial statements. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be accompanied by the unqualified audit report thereon, including a management letter, of a nationally recognized independent public accounting firm acceptable to Lender.

First New England Dental Centers, Inc.
November 26, 1996
Page 6

     b. Not later than forty-five (45) days after the end of each fiscal quarter of Borrower, other than the fourth fiscal quarter, Borrower shall deliver to Lender financial statements for the then-ended quarter or 10-Q for said period. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, shall be subject to year end adjustments and shall be accompanied by a certificate of Borrower's treasurer or chief financial officer.

     c.   Borrower shall deliver to Lender on a monthly basis (within fifteen
          (15) days of month end):

          i. a month end Borrowing Base Certificate together with a Compliance Certificate.

          ii. an acquisition Schedule with closed and pending acquisitions listed.

     d. Borrower shall deliver to Lender as soon as they become available to Borrower's management (but not later than forty-five (45) days beyond Borrower's fiscal year end) Borrower's internally prepared budget for each fiscal year during the term of the line of credit facility.

     e. Borrower shall deliver to Lender as soon as they become publicly available copies of all of Borrower's reports on forms 10-K, 10-Q and 8-K submitted to the United States Securities and Exchange Commission and copies of all other filings and correspondence to or from any Federal or state securities regulator.

     f. Such other reports and financial information that Lender may reasonably request.

16.  Representations and Warranties
     ------------------------------

     The Loan Agreement shall contain such representations and warranties as are usual in secured financings, including, without limitation, representations and warranties with respect to: corporate organization, existence, and good standing; qualification to do business as a foreign corporation; corporate power and authority; capitalization; due authorization of the transaction; enforceability of loan documents; financial statements and condition; solvency; licenses, permits, and compliance with laws; title to properties; priority and perfection of Lender's liens; indebtedness; defaults; full disclosure; use of proceeds; taxes;

First New England Dental Centers, Inc.
November 26, 1996
Page 7

litigation; consents and approvals; and ERISA and environmental matters.

17.  Conditions Precedent
     --------------------

     In addition to such other conditions as are usual in secured financings, each of the following shall be a condition precedent to Lender's obligation to establish the line of credit facility and the term loan facility and to make any loan thereunder:

     a. First NE's IPO shall have been consummated and the net proceeds raised pursuant thereto shall be not less than $20,000,000.

     b. No material adverse change shall have occurred in the condition (financial or otherwise), results of operation, business, or prospects of Borrower, except as previously disclosed to Lender.

     c. Borrower's insurance coverage shall be satisfactory in form, scope, and substance to Lender in its sole discretion and shall name Lender as a loss payee on all property coverages and as an additional insured on all liability coverages.

     d.   The closing shall occur not later than March 30, 1997.

     e. Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender such agreements, instruments, certificates, opinions, and other documents and assurances as Lender may request in connection with the transactions contemplated by this Commitment Letter (the "Loan Documents") and shall have taken such other actions in connection with such transactions as Lender may request. Each of the Loan Documents and each of such actions shall be subject to the approval of Lender and its counsel as to substance and form. In addition to the conditions precedent, representations, warranties, and affirmative and negative covenants described above, the Loan Documents shall include without limitation: (1) such events of default as are usual for secured financings; (2) such mortgages, assignments of leases, leasehold mortgages, and landlord and mortgagee consents and waivers (on a best effort basis) as Lender may deem necessary or appropriate; (3) the legal opinion of Warner & Stackpole as counsel to Borrower; (4) the legal opinion

First New England Dental Centers, Inc.
November 26, 1996
Page 8

          of such local or special counsel to Borrower as Lender may reasonably deem necessary; and (5) such other affirmative and negative covenants and such other representations and warranties as Lender may require.

     f. Receipt by Borrower of such consents from third parties as may be required to permit consummation of the transactions contemplated by this Commitment Letter.

     g. Receipt by Lender of financial pro formas and projections in form and substance satisfactory to Lender for Borrower for fiscal year 1997 and audited financial statements as prepared by KPMG for fiscal year ended December 31, 1995 and for the nine (9) months ended September 30, 1996 in form and substance satisfactory to Lender.

18.  Audits
     ------

     Lender shall have full access to Borrower's books and records and may audit such records at such times as Lender may reasonably require. Borrower will reimburse Lender for the reasonable costs and expenses of Lender incurred in such audits.

19.  Fees and Expenses
     -----------------

     Borrower will pay the costs and expenses of Lender, including without limitation the fees and expenses of Lender's counsel, incurred in connection with review, structuring and closing of the transactions contemplated by this Commitment Letter and the interim financing, whether or not such transactions are ever consummated.

     This letter sets forth the terms and conditions of Fleet National Bank's commitment and supersedes any and all previous oral and written communications and understandings between us. This commitment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. This Commitment Letter supersedes any and all prior agreements, whether oral or written, between the parties with respect to the subject matter hereof and contains the entire agreement between Borrower and Lender with respect to the subject matter hereof.

     To accept this commitment, please have one copy of this letter executed on behalf of the Borrower in the space provided below and return it to the undersigned not later than 5:00 P.M. Boston,

First New England Dental Centers, Inc.
November 26, 1996
Page 9

Massachusetts local time on December 4, 1996 together with one-half of the total commitment fee. If your acceptance is not received by such time, this commitment shall terminate.

                                               Very truly yours,

                                               FLEET NATIONAL BANK


                                              By: Luke G. Tsokanis
                                                  ----------------------------
                                                  Luke G. Tsokanis
                                                  Its: Vice President



ACCEPTED AND AGREED TO:

First New England Dental Centers, Inc.
and
Osorio and Watkin, D.M.D., P.C.
and
Edward S. Kollar, D.D.S., P.C.


By: Donald E. Strange
   -----------------------------

Date: 12-3-96
     ---------------------


By: Arnold Watkin
   -----------------------------

Date: 12-3-96
     ---------------------


By: Edward S. Kollar, D.D.S., P.C.
   -------------------------------

Date: 12-7-96
     ---------------------